================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)   AUGUST 23, 2005
                                                           ---------------

                              INTERMET CORPORATION
             (Exact name of registrant as specified in its charter)

           GEORGIA                      0-13787                58-1563873
           -------                      -------                ----------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)

                  5445 CORPORATE DRIVE, SUITE 200
                           TROY, MICHIGAN                         48098-2683
                           --------------                         ----------
             (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number including area code:  (248) 952-2500
                                                            --------------

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 7.01.        REGULATION FD DISCLOSURE.
----------        ------------------------

As previously disclosed, on September 29, 2004, INTERMET Corporation and 17 of its domestic subsidiaries (collectively, the "debtors") filed voluntary petitions in the U.S. Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court") seeking relief under chapter 11 of the United States Bankruptcy Code. On August 22, 2005 the debtors filed their monthly operating reports for the period July 1 through July 31, 2005 with the Bankruptcy Court. The July monthly operating reports are collectively furnished with this Current Report on Form 8-K as Exhibit 99.1. Copies of each debtor's bank statements have been omitted from Exhibit 99.1 to this Current Report due to the volume of the statements. Copies of these statements can be obtained from the debtors' monthly operating reports filed with the Bankruptcy Court, case number 04-67597.

The monthly operating reports contain unaudited financial information which has not been reviewed by independent accountants, is limited to the debtors and is in a format prescribed by applicable bankruptcy laws. The financial information related to the debtors included in the monthly operating reports has been prepared to conform with specific instructions from the U.S. Trustee and is not presented in accordance with generally accepted accounting principles ("GAAP") or SEC regulations applicable to financial statements contained in periodic reports filed with the SEC. Preparation of the debtors' financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the monthly operating reports.

The monthly operating reports also contain information for periods that are different from those contained in the reports INTERMET Corporation files pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information also may not be indicative of the financial condition or operating results of INTERMET and its subsidiaries for the periods reflected in INTERMET's financial statements or in its reports pursuant to the Exchange Act, or of future results. As a result, the financial information in the monthly operating reports is not presented on a consolidated basis and does not present the consolidated results of INTERMET, except with respect to total shareholders' equity, as described below. Accordingly, the financial statements in the monthly operating reports cannot be compared with the consolidated financial condition and results of operations that INTERMET reports in its Exchange Act filings.

The financial information contained in the operating statement and balance sheet in the monthly operating statement for INTERMET Corporation represents the consolidation of all of its domestic subsidiaries that are debtors, other than Intermet Holding Company. Intermet Holding Company is a holding company of certain foreign subsidiaries and does not itself have any domestic operations. As a result, Intermet Holding Company's results are incorporated in the results of INTERMET Corporation's foreign subsidiaries. The financial information for INTERMET Corporation includes the net results of its foreign subsidiaries as if they were accounted for on an equity accounting basis. Accordingly, the individual line items in the operating statement and balance sheet are not fully consolidated. Shareholders' equity, however, is equal to the amount that would be reflected in fully consolidated financial statements prepared in accordance with GAAP.

While every effort has been made to assure the accuracy and completeness of the monthly operating reports, errors or omissions may have inadvertently occurred and INTERMET reserves the right to amend the monthly operating reports as necessary.

On June 24, 2005, INTERMET filed its Annual Report on Form 10-K for its fiscal year ended December 31, 2004 and an amended Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2004 that included the portions of the report that were not previously filed with the SEC, including financial statements and management discussion and analysis. On August 15, 2005, INTERMET filed a Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 and a Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005.

ITEM 8.01.        OTHER EVENTS.
---------         ------------

On June 27, 2005, INTERMET filed its Disclosure Statement relating to its proposed Plan of Reorganization with the Bankruptcy Court. On August 12, 2005, INTERMET filed its Amended Disclosure Statement relating to its proposed Amended Plan of Reorganization (the "Amended Disclosure Statement") with the Bankruptcy Court. The Amended Disclosure Statement was filed with the Securities and Exchange Commission as an exhibit to a Form 8-K on August 15, 2005.

The July earnings reflected in the monthly operating report filed as an exhibit to this Form 8-K are lower than was anticipated in the projected financial information included as an exhibit to the Amended Disclosure Statement (the "Projections").

The weakness in the July financial results are primarily attributable to delays in completing the restructuring and implementation of operational improvements in Intermet's Light Metals Group, as well as the costs associated with implementing the restructuring. July results for the Ferrous Group were also more negatively impacted by July OEM shutdowns than originally anticipated.

As previously announced, INTERMET's Light Metals Group recently closed its Racine, Wisconsin plants and is in the process of suspending production at its Hannibal, Missouri plant, shifting the production and in many cases the production machinery and equipment from those plants to other plants. INTERMET expects that the Light Metals Group will continue to perform below expectations for the reminder of the third quarter and early fourth quarter of 2005, resulting in full year 2005 projected operating income to be lower than the estimates included in the Projections by approximately $8 million.

INTERMET has focused additional resources on completing the operational restructuring as rapidly as possible to reduce operating costs in the Light Metals Group and restore operating margins to anticipated levels, and expects to have the operational restructuring fully completed by year end. Therefore, INTERMET continues to believe the projected financial information for fiscal year 2006 and beyond included in the Projections remain valid as reasonable expectations of financial performance for the periods indicated, subject to the assumptions included in the Projections.



Cautionary Statement: This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the uncertainty of any confirmation of INTERMET's proposed Plan of Reorganization; the final terms of any confirmed Plan of Reorganization; the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's continued access to its DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.
----------        ---------------------------------

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits:


         The following exhibit is being furnished herewith:

         99.1 Monthly Operating Reports of the debtors for the period from July 1 through July 31, 2005.

                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INTERMET CORPORATION


August 23, 2005                     By:  /s/ Alan J. Miller
                                         -----------------------------------
                                         Alan J. Miller
                                         Vice President, General Counsel and
                                         Assistant Secretary

                                  Exhibit Index


Exhibit No.                   Description
99.1              Monthly Operating Reports of the debtors for the period from
                  July 1 through July 31, 2005.